SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT,
TERM LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into December 20, 2013 by and among AIR INDUSTRIES MACHINING, CORP. (as successor by merger with Gales Industries Acquisition Corp., Inc.), a corporation organized under the laws of the State of New York (“Air”), WELDING METALLURGY, INC. (as successor by merger with WMS Merger Corp.)(“WM”), a corporation organized under the laws of the State of New York, NASSAU TOOL WORKS, INC. (formerly known as NTW Operating Inc.) (“NTW”), a corporation organized under the laws of the State of New York, MILLER STUART INC. (“MS” and collectively with Air, WM and NTW, the “Borrower”), a corporation organized under the laws of the State of New York,  AIR INDUSTRIES GROUP (as successor by merger with Air Industries Group, Inc. f/k/a Gales Industries Incorporated, a Delaware corporation), a corporation organized under the laws of the State of Nevada (“Air Group” and collectively with the Borrower, the “Obligor”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), the various financial institutions named therein or which hereafter become a party thereto, (together with PNC, collectively, “Lenders”) and PNC as agent for Lenders (in such capacity, “Agent”).

RECITALS

Whereas, Obligor and PNC entered into a certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated June 27, 2013 (which has been, is being and may be further amended, replaced, restated, modified and/or extended, the “Loan Agreement”); and

Whereas, Obligor and PNC have agreed to modify the terms of the Loan Agreement as set forth in this Agreement.

Now, therefore, in consideration of PNC’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

1)	ACKNOWLEDGMENT OF BALANCE. Obligor acknowledges that the most recent statement of account sent to Obligor with respect to the Obligations is correct.

2)	MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:

(a)
Miller Stuart Inc., a corporation organized under the laws of the State of New York, is hereby added as a borrowing entity under the Loan Agreement and the Other Documents and is added to the definition of “Borrower” in the Loan Agreement and the Other Documents.

(b)	The following definitions in Section 1.2 of the Loan Agreement are hereby deleted, and are replaced to read as follows:

“EBITDA” shall mean for any period with regard to Air Group the sum of (i) Earnings Before Interest and Taxes for such period on a consolidated basis plus (ii) depreciation expenses for such period on a consolidated basis, plus (iii) amortization expenses for such period on a consolidated basis, provided, however, such calculation shall be increased to include the sale of certain stock by an aggregate amount not to exceed $1,000,000 solely for the calculation periods commencing on December 31, 2013 through and including September 30, 2014.

“Maximum Loan Amount” shall mean $22,847,603.50 less repayments of the Term Loan.

“Maximum Revolving Advance Amount” shall mean $20,000,000.

“Original Owners” shall mean (i) with regard to Air, Air Group, (ii) with regard to WM, Air, (iii) with regard to MS, Air Group and (iv) with regard to MS, WM.

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus three quarters of one percent (0.75%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus two and one half of one percent (2.50%) with respect to Eurodollar Rate Loans.

“Term Loan Rate” shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus one and three quarters of one percent (1.75%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus three percent (3.00%) with respect to Eurodollar Rate Loans.

(c)	The following definitions are hereby added to Section 1.2 of the Loan Agreement to read as follows:

“MS” shall mean Miller Stuart Inc., a corporation organized under the laws of the State of New York.

“Second Amendment Closing Date” shall mean December 20, 2013.

(d)	Section 13.1 of the Loan Agreement is hereby deleted in its entirety and replaced with a new Section 13.1 to read as follows:

13.1  Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Obligor, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the Termination Date (the “Term”) unless sooner terminated as herein provided.  Obligor may terminate this Agreement at any time upon thirty (30) days’ prior written notice upon payment in full of the Obligations.  In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Obligor shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to one percent (1%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the Closing Date to and including December 20, 2014.

3)
GUARANTOR’S RATIFICATION.  Air Industries Group, a corporation organized under the laws of the State of Nevada (as successor by merger with Air Industries Group, Inc. f/k/a Gales Industries Incorporated, a Delaware corporation) hereby reaffirms its continuing obligations under the terms of that certain Guaranty and Suretyship Agreement dated August 24, 2007 executed by Air Industries Group, Inc. f/k/a Gales Industries Incorporated, a Delaware corporation, (the “Guaranty”), and acknowledges that (i) it has read this Agreement, (ii) the Obligations under the Loan Agreement are secured by the Guaranty, and (iii) it makes such reaffirmation with full knowledge of the terms thereof.

4)
CONSENT TO ACQUISITION.  Notwithstanding anything to the contrary in the Loan Agreement and/or any Other Document, the Lenders hereby consent to the acquisition by WM of all of the stock of Miller Stuart Inc., a New York corporation, from Arthur Hoffer, as Seller, (the “MS Acquisition”) provided, however, that the Borrower provides to the Agent for review copies of all acquisition documentation (including, but not limited to, the applicable Stock Purchase Agreement and all UCC and other searches against the MS and the Seller) and other materials evidencing the MS Acquisition, all in form and substance acceptable to the Agent (collectively, the “MS Acquisition Documents”).

5)	ACKNOWLEDGMENTS. Borrower acknowledges and represents that:

(A) the Loan Agreement and Other Documents, as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

(B) to the best of its knowledge, no default by the Agent or Lenders in the performance of their duties under the Loan Agreement or the Other Documents has occurred;

(C) all representations and warranties of the Borrower contained herein, in the Loan Agreement and in the Other Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date;

(D) Borrower has taken all necessary action to authorize the execution and delivery of this Agreement; and

(E) this Agreement is a modification of an existing obligation and is not a novation.

6)	PRECONDITIONS. As a precondition to the effectiveness of any of the modifications, consents, or waivers contained herein, the Borrower agrees to:

(A) provide the Agent with this Agreement, the Amended and Restated Revolving Credit Note, the Amended and Restated Term Note and the Power of Attorney, each properly executed;

(B) provide the Agent with an opinion of counsel to Borrower and Guarantor in form and substance acceptable to the Agent;

(C) provide the Agent with a certificate of insurance with regard to MS in form and substance satisfactory to the Agent;

(D) provide the Agent with a Certificate of Incorporation of MS certified by the Secretary of State of incorporation;

(E) provide the Agent with Certificates of Good Standing of MS from its State of incorporation and all States in which it is qualified to do business;

(F) provide the Agent with a copy of all Warehouse Agreements, Leases and Subleases of MS with respect to each location as well as Warehouseman’s Agreements and/or Landlord’s Agreements with regard thereto in form and substance acceptable to the Agent;

(G) provide the Agent a list of intellectual property of MS including trademarks and trademark applications, patents and patent applications, copyrights and copyright applications, together with a search/abstract relating to the same;

(H) provide the Agent a certified copies of Certificates of Fictitious/Assumed Names of MS;

(I) provide the Agent a certificate from MS’s accountant, attorney or actuary delineating existing pension/profit sharing plans, as well as compliance with ERISA;

(J) provide the Agent a copy of union contracts regarding MS;

(K) provide the Agent a summary of all existing litigation of MS;

(L) review by the Agent of all books and records of MS as well as all trade references for MS;

(M) provide the Agent with a privity letter from MS’s accountant;

(N) provide the Agent with the MS Acquisition Documents;

(O) provide the Agent all material contracts (including, but not limited to, all employment agreements) and management/option/warrant/shareholder agreements of MS;

(P) provide the Agent with UCC, Federal and State Litigation, Federal and Local Judgment, Bankruptcy, Franchise Tax, Federal and State Tax Lien Searches conducted at the State level in the State where MS is incorporated, run against the name of MS and against the names of all entities which were acquired by or merged into MS;

(Q) provide the Agent with evidence that MS has established and is maintaining its operating accounts with the Agent;

(R) receipt and satisfactory review by Agent of most recent interim and annual financial statements and federal and state tax returns of MS;

(S) provide the Agent with secretary’s certificates and resolutions from the Borrower and Guarantor, in form and substance acceptable to the Agent;

(T) pay the Agent a modification fee in the amount of $25,000;

(U) pay all legal fees incurred by the Agent in entering into this Agreement to Wilentz, Goldman & Spitzer; and

(V) pay all other fees and costs incurred by the Lenders in entering into this Agreement.

7)
MISCELLANEOUS.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without reference to that state’s conflicts of law principles.  This Agreement, the Loan Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof.  No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.  The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement, the Loan Agreement or the Other Documents.  This Agreement, the Loan Agreement and the Other Documents are intended to be consistent.  However, in the event of any inconsistencies among this Agreement, the Loan Agreement and/or any of the Other Documents, the terms of this Agreement, then the Loan Agreement, shall control.  This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts.  Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

8)
DEFINITIONS.  The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement.  The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in State of New York.

IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year above written.

ATTEST:	AIR INDUSTRIES MACHINING, CORP.

By:/s/ Scott Glassman	By: /s/ Dario Peragallo
Name: SCOTT GLASSMAN	Name: DARIO PERAGALLO
Title: Secretary	Title: President

ATTEST:	WELDING METALLURGY, INC. (as successor
by merger with WMS Merger Corp.)

By: s/ Scott Glassman	By: /s/ Gary Settoducato
Name: SCOTT GLASSMAN	Name: GARY SETTODUCATO
Title: Secretary	Title: President

ATTEST:	NASSAU TOOL WORKS, INC.
(formerly known as NTW Operating Inc.)

By: s/ Scott Glassman	By /s/ Peter Rettaliata
Name: SCOTT GLASSMAN	Name: PETER RETTALIATA
Title: Secretary	Title: President

ATTEST:	AIR INDUSTRIES GROUP

By: s/ Scott Glassman	By: /s/ Peter Rettaliata
Name: SCOTT GLASSMAN	Name: PETER RETTALIATA
Title: Secretary	Title: President

ATTEST:	MILLER STUART INC.

By: Kristie Ciaccio	By: /s/ Peter Rettaliata
Name: KRISTIE CIACCIO	Name: PETER RETTALIATA
Title: Secretary	Title: President

PNC BANK, NATIONAL ASSOCIATION
Lender and as Agent

By: /s/ Jonathan Luptak
Name: JONATHAN LUPTAK
Title: Associate Vice President